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                                TRUEVISION, INC.
                              AFFILIATE AGREEMENT

    This AFFILIATE AGREEMENT (the "AGREEMENT") is made and entered into as of December 16,1998, between Pinnacle Systems, Inc., a California corporation (the "PARENT"), and the undersigned stockholder (the "AFFILIATE") of Truevision, Inc., a Delaware corporation (the "COMPANY").

                                    RECITALS

    A. The Parent, the Company, Bernardo Merger Corporation, a Delaware corporation ("LEVEL ONE SUB") and Walsh Merger Corporation, a Delaware corporation and a wholly owned subsidiary of Level One Merger Sub ("MERGER SUB", and together with Level One Merger Sub, "MERGER SUBS"), have entered into an Agreement and Plan of Reorganization (the "MERGER AGREEMENT") dated as of December 16, 1998 pursuant to which Merger Sub will merge with and into the Company (the "MERGER"), and the Company will become a subsidiary of Parent (capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Merger Agreement);

    B. Pursuant to the Merger, at the Effective Time, outstanding shares of Company Common Stock, including any shares owned by Affiliate, will be converted into the right to receive shares of Parent Common Stock;

    C. The execution and delivery of this Agreement by the Affiliate is a material inducement to Parent to enter into the Merger Agreement;

    D. The Affiliate has been advised that Affiliate may be deemed to be an "affiliate" of the Company, as the term "affiliate" is used for purposes of paragraphs (c) and (d) of Rule 145 of the Rules and Regulations (the "RULES AND REGULATIONS") of the Securities and Exchange Commission (the "COMMISSION"), as amended, although nothing contained herein shall be construed as an admission by Affiliate that Affiliate is in fact an "affiliate" of the Company.

                                   AGREEMENT

    NOW, THEREFORE, intending to be legally bound, the parties hereby agree as follows:

    1.  COMPLIANCE WITH RULE 145 AND THE SECURITIES ACT.

    (a) The Affiliate has been advised that (i) the issuance of shares of Parent Common Stock in connection with the Merger is expected to be effected pursuant to a Registration Statement on Form S-4 to be filed with the Commission to register the shares of Parent Common Stock under the Securities Act of 1933, as amended (the "SECURITIES ACT"), and as such will not be deemed "restricted securities" within the meaning of Rule 144 promulgated under the Securities Act, and resale of such shares will not be subject to any restrictions other than as set forth in Rule 145 under the Securities Act (which will not apply if such shares are otherwise transferred pursuant to an effective registration statement under the Securities Act or an appropriate exemption from registration), and
(ii) the Affiliate may be deemed to be an "affiliate" of the Company within the meaning of the Securities Act and, in particular, Rule 145 promulgated thereunder. Affiliate accordingly agrees not to sell, transfer, or otherwise dispose of any Parent Common Stock issued to the Affiliate in the Merger unless
(i) such sale, transfer or other disposition is made in conformity with the requirements of Rule 145(d) promulgated under the Securities Act; (ii) such sale, transfer or other disposition is made pursuant to an effective registration statement under the Securities Act; or (iii) the Affiliate delivers to Parent a written opinion of counsel, reasonably acceptable to Parent in form and substance, that such sale, transfer, or other disposition is otherwise exempt from registration under the Securities Act. In connection with the obligations of the Affiliate hereunder, Parent agrees to file all reports required under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT") to satisfy the requirements of Rule 144(c) as long as the Affiliate shall be subject to the requirements of Rule 145.
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    (b) Parent will give stop transfer instructions to its transfer agent with respect to any Parent Common Stock received by Affiliate pursuant to the Merger, and there will be placed on the certificates representing such Common Stock, or any substitutions therefor, a legend stating in substance:

       "The shares represented by this certificate were issued in a transaction to which Rule 145 applies and may only be transferred in conformity with Rule 145(d), pursuant to an effective registration statement under the Securities Act of 1933, as amended, or in accordance with a written opinion of counsel, reasonably acceptable to the issuer in form and substance, that such transfer is exempt from registration under the Securities Act of 1933, as amended."

    The foregoing legend shall be removed (by delivery of a substitute certificate without such legend) if the Affiliate delivers to Parent (i) satisfactory written evidence that the shares have been sold in compliance with Rule 145 (in which case, the substitute certificate will be issued in the name of the transferee) or (ii) an opinion of counsel, in form and substance reasonably satisfactory to Parent, to the effect that public sale of the shares by the holder thereof is no longer subject to Rule 145.

    2. SHARE OWNERSHIP. The Affiliate is the beneficial owner of that number of shares of Company Common Stock (including shares issuable upon exercise of stock options and warrants) as set forth on the signature page hereto (the "COMPANY SECURITIES"). Except for the Company Securities, the Affiliate does not beneficially own any shares of Company Common Stock or any other equity securities of the Company or any options, warrants, or other rights to acquire any equity securities of the Company.

    3.  MISCELLANEOUS.

    (a) For the convenience of the parties hereto, this Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

    (b) This Agreement shall be enforceable by, and shall inure to the benefit of and be binding upon, the parties hereto and their respective successors and assigns. As used herein, the term "successors and assigns" shall mean, where the context so permits, heirs, executors, administrators, trustees and successor trustees, and personal and other representatives.

    (c) This Agreement shall be governed by and construed, interpreted and enforced in accordance with the internal laws of the State of California.

    (d) If a court of competent jurisdiction determines that any provision of this Agreement is not enforceable or enforceable only if limited in time or scope, this Agreement shall continue in full force and effect with such provision stricken or so limited.

    (e) Counsel to the parties to the Merger Agreement shall be entitled to rely upon this Agreement as appropriate.

    (f) This Agreement shall not be modified or amended, or any right hereunder waived or any obligation excused, except by a written agreement signed by both parties.

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    IN WITNESS WHEREOF, the parties have executed this Affiliate Agreement as of the date set forth on the first page of this Affiliate Agreement.

                                          PINNACLE SYSTEMS, INC.

                                                                             By:
                                          --------------------------------------

                                          Name: Mark L. Sanders
                                          Title: President and Chief Executive
                                          Officer

                                          AFFILIATE

                                          --------------------------------------

                                          Name:
                                          Title:

                                          Company shares beneficially owned:

         ---------------------------------------------------------------  shares of Common Stock

                                          Company shares subject to outstanding
                                          options:

         ---------------------------------------------------------------  shares of Common Stock

                                          Company shares subject to outstanding
                                          warrants:

         ---------------------------------------------------------------  shares of Common Stock

                                     ***SIGNATURE PAGE TO AFFILIATE AGREEMENT***

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